                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     December 8, 1997
                                                      --------------------------


                             RENAL CARE GROUP, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)




    Delaware                         0-27640                  62-1622383
---------------                    ------------           -------------------
(State or other                    (Commission              (IRS Employer
jurisdiction of                    File Number)           Identification No.)
incorporation)



           2100 West End Avenue, Suite 800, Nashville, Tennessee 37203
        -----------------------------------------------------------------
          (Address, including zip code, of principal executive offices)

                                 (615) 345-5500
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

         On December 8, 1997, Renal Care Group, Inc. (the "Registrant") acquired all of the issued and outstanding stock of STAT Dialysis Corporation and STAT Management Corporation (collectively, the "STAT Companies"), the kidney dialysis and wound care businesses of Laidlaw Inc., pursuant to a Stock Purchase Agreement dated November 4, 1997 (the "Agreement") by and among the Registrant, Laidlaw and STAT Healthcare, Inc., a wholly-owned subsidiary of Laidlaw ("STAT"). The consideration for the stock of the STAT Companies consisted of 2,135,730 shares of common stock of the Registrant, cash in the amount of $3,000,000, and assumption of certain liabilities enumerated in the Agreement, as determined based upon negotiations with Laidlaw and STAT. The Registrant financed the cash portion of the purchase price from working capital.

         The descriptions contained herein of the transaction are qualified in their entirety by reference to the Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, dated December 8, 1997.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired. The historical combined financial statements of the STAT Companies required by this Item 7(a) are incorporated by reference to Exhibit 99 attached hereto.

         (b) Pro Forma Financial Information. The pro forma financial information of the STAT Companies is incorporated by reference to Exhibit 99 attached hereto.

         (c) Exhibits.

2.1 Stock Purchase Agreement, dated November 4, 1997 by and among Renal Care Group, Inc., Laidlaw Inc., and STAT Healthcare, Inc. (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, dated December 8, 1997)

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of KPMG Peat Marwick LLP

99.      Financial Information

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RENAL CARE GROUP, INC.



                                        /s/ Ronald Hinds
                                        ----------------------------------------
                                        Executive Vice President and
                                        Chief Financial Officer

Date: February 20, 1998

                             RENAL CARE GROUP, INC.

                                  EXHIBIT INDEX


Number and
Description of Exhibit

1.       None

2.1 Stock Purchase Agreement, dated November 4, 1997 by and among Renal Care Group, Inc., Laidlaw Inc., and STAT Healthcare, Inc. (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, dated December 8, 1997)

4.       None

16.      None

17.      None

21.      None

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of KPMG Peat Marwick LLP

24.      None

27.      None

99.      Financial Information

                  STAT DIALYSIS CORPORATION AND
                  STAT MANAGEMENT CORPORATION
                  AND THEIR RELATED HEALTHCARE
                  ENTITIES

                  COMBINED FINANCIAL STATEMENTS
                  DECEMBER 31, 1996 AND 1995

                  (WITH INDEPENDENT AUDITORS'
                  REPORT THEREON)

                          Independent Auditors' Report


The Boards of Directors/Partners
STAT Dialysis Corporation and
    STAT Management Corporation
    and their Related Health Care Entities:


We have audited the accompanying combined balance sheets of STAT Dialysis Corporation and STAT Management Corporation and their related health care entities (collectively referred to as the Corporations) as of December 31, 1996 and 1995, and the related combined statements of income, changes in shareholders' equity and partners' capital, and cash flows for the years then ended. These combined financial statements are the responsibility of the Corporations' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of STAT Dialysis Corporation and STAT Management Corporation and their related health care entities as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.





Houston, Texas
February 6, 1998

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                             COMBINED BALANCE SHEETS

                           December 31, 1996 and 1995


                                Assets                                          1996            1995
                                ------                                          ----            ----
Cash                                                                         $1,114,000         775,000

Accounts receivable:
    Patient accounts, net (notes 4 and 6)                                     1,184,000         918,000
    Management services accounts                                                813,000         341,000
                                                                             ----------      ----------

          Net accounts receivable                                             1,997,000       1,259,000
                                                                             ----------      ----------

Notes receivable                                                                  3,000           9,000
Due from third-party payors                                                          --          57,000
Inventories (note 6)                                                            115,000         103,000
Prepaid and other current assets                                                 65,000         223,000
Deferred tax asset (note 8)                                                     168,000              --
                                                                             ----------      ----------

          Total current assets                                                3,462,000       2,426,000

Property and equipment, net (notes 5 and 6)                                   4,236,000       2,165,000
Organization and start-up costs, net                                             76,000         124,000
                                                                             ----------      ----------

          Total assets                                                       $7,774,000       4,715,000
                                                                             ==========      ==========

                      Liabilities and Equity/Capital
                      ------------------------------

Current portion of long-term debt (note 6)                                   $       --          70,000
Current portion of capital lease obligations (note 7)                           346,000          48,000
Notes payable                                                                    20,000          18,000
Accounts payable                                                                628,000         618,000
Accrued wages and benefits                                                      321,000         196,000
Due to third-party payors                                                        45,000              --
Due to affiliate                                                              1,320,000              --
Accrued expenses and other current liabilities                                  112,000         165,000
Income taxes payable (note 8)                                                   575,000              --
Distributions payable to shareholders and partners                                   --         283,000
                                                                             ----------      ----------

          Total current liabilities                                           3,367,000       1,398,000

Long-term debt, excluding current portion (note 6)                                   --         156,000

Long-term capital lease obligations, excluding current portion (note 7)       1,699,000       1,484,000
                                                                             ----------      ----------

          Total liabilities                                                   5,066,000       3,038,000

Minority interest in combined subsidiaries                                       64,000              --

Equity/capital (note 9)                                                       2,644,000       1,677,000

Commitments and contingencies (notes 7,10 and 12)
                                                                             ----------      ----------

          Total liabilities and equity/capital                               $7,774,000       4,715,000
                                                                             ==========      ==========

See accompanying notes to combined financial statements.

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                          COMBINED STATEMENTS OF INCOME

                     Years ended December 31, 1996 and 1995


                                                                    1996                1995
                                                                    ----                ----
Net service revenues (note 3)                                   $ 14,135,000          9,455,000

Operating costs and expenses:
    Patient care costs                                             4,417,000          3,282,000
    General and administrative expenses                            4,718,000          2,602,000
    Provision for doubtful accounts                                  840,000            438,000
    Depreciation and amortization                                    612,000            344,000
    Merger expenses                                                  331,000                 --
    Minority interest in net loss of combined subsidiaries           (58,000)                --
                                                                ------------       ------------

                 Total operating costs and expenses               10,860,000          6,666,000
                                                                ------------       ------------

                 Income from operations                            3,275,000          2,789,000
Other income                                                          24,000             29,000
Interest expense                                                    (269,000)          (194,000)
                                                                ------------       ------------

                 Income before income taxes                        3,030,000          2,624,000
Income taxes (note 8)                                                407,000                 --
                                                                ------------       ------------

                 Net income                                        2,623,000          2,624,000
Pro forma income taxes (note 2)                                      847,000            971,000
                                                                ------------       ------------

                 Pro forma net income (note 2)                  $  1,776,000          1,653,000
                                                                ============       ============


See accompanying notes to combined financial statements.

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

  COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND PARTNERS' CAPITAL

                     Years ended December 31, 1996 and 1995


Balances, December 31, 1994                                         $ 1,031,000

Sale of common stock and capital contributions                           27,000

Distributions to shareholders and partners                           (2,005,000)

Net income for 1995                                                   2,624,000
                                                                    -----------

Balances, December 31, 1995                                           1,677,000

Distributions to shareholders and partners                           (1,656,000)

Net income for 1996                                                   2,623,000
                                                                    -----------

Balances, December 31, 1996 (note 9)                                $ 2,644,000
                                                                    ===========


See accompanying notes to combined financial statements.

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                        COMBINED STATEMENTS OF CASH FLOWS

                     Years ended December 31, 1996 and 1995


                                                                               1996              1995
                                                                               ----              ----
Cash flows from operating activities:
    Net income                                                             $ 2,623,000         2,624,000
    Adjustments to reconcile net income to net cash
        provided by operating activities:
          Depreciation and amortization                                        612,000           344,000
          Provision for doubtful accounts                                      840,000           438,000
          Deferred income tax benefit                                         (168,000)               --
          Minority interest in net loss of combined subsidiaries                58,000                --
          Changes in assets and liabilities:
              Increase in net accounts receivable                           (1,578,000)         (944,000)
              Decrease (increase) in due from third-party payors                57,000           (57,000)
              Increase in inventories                                          (12,000)          (40,000)
              Decrease (increase) in prepaid and other current assets          158,000          (152,000)
              Increase in organization and start-up costs                       (3,000)          (68,000)
              Increase in accounts payable                                      10,000           401,000
              Increase in accrued wages and benefits                           125,000           175,000
              Increase in due to third-party payors                             45,000                --
              (Decrease) increase in accrued expenses and other
                  current liabilities                                          (47,000)           55,000
              Increase in income taxes payable                                 575,000                --
              (Decrease) increase in distributions payable                    (283,000)          283,000
                                                                           -----------       -----------

                   Total adjustments                                           389,000           435,000
                                                                           -----------       -----------

                   Net cash provided by operating activities                 3,012,000         3,059,000
                                                                           -----------       -----------

Cash flows from investing activities:
    Decrease (increase) in notes receivable                                      6,000            (1,000)
    Purchase of property and equipment                                      (1,839,000)         (436,000)
                                                                           -----------       -----------

                   Net cash used in investing activities                    (1,833,000)         (437,000)
                                                                           -----------       -----------

Cash flows from financing activities:
    Capital contributions                                                           --            27,000
    Distributions to shareholders and partners                              (1,656,000)       (2,005,000)
    Issuance of notes and long-term debt                                       547,000           278,000
    Repayments of notes and long-term debt                                    (346,000)         (249,000)
    Repayments of capital lease obligations                                   (280,000)         (209,000)
    Cash advances from affiliate                                               895,000                --
                                                                           -----------       -----------

                   Net cash used in financing activities                      (840,000)       (2,158,000)
                                                                           -----------       -----------

Net increase in cash                                                           339,000           464,000

Cash at beginning of year                                                      775,000           311,000
                                                                           -----------       -----------

Cash at end of year                                                        $ 1,114,000           775,000
                                                                           ===========       ===========

See accompanying notes to combined financial statements.

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           December 31, 1996 and 1995


(1)      BUSINESS OF THE CORPORATIONS AND ORGANIZATION

         BUSINESS OF THE CORPORATIONS

         STAT Dialysis Corporation and STAT Management Corporation and their related health care entities (collectively referred to as the Corporations) operate in two business segments, kidney dialysis services and healthcare management services. The Corporations own and operate outpatient kidney dialysis centers, provide management services for outpatient hyperbaric medicine units, and provide management and personnel services to outpatient home health providers. The Corporations operate in the Rio Grande Valley of southern Texas.

         ORGANIZATION

         For fiscal year 1995 and prior to the merger with STAT Healthcare, Inc. on June 24, 1996 (see below), the combined financial statements include the accounts of the AmHealth Corporations and the AmHealth Partnerships (collectively referred to as the AmHealth entities). The entities, their pre-merger structure and their dates of inception are as follows:

                        Entity                             Structure        Date of inception
                        ------                             ---------        -----------------
         Management operations:
             AmHealth Corporation                         S Corporation         October 1992
         Kidney dialysis center operations:
             AmHealth Enterprises of the Valley, Inc.     S Corporation         October 1992
             AmHealth Kidney Center of the Valley,
                Ltd.                                      Partnership           April 1993
             Starr Dialysis Center, Ltd.                  Partnership           November 1993
             Weslaco Kidney Center, Ltd.                  Partnership           June 1994
             Mission Kidney Center, Ltd.                  Partnership           August 1995
             Brownsville Kidney Center, Ltd.              Partnership           April 1996
         Healthcare management operations:
             Southwestern Infusion Healthcare, Ltd.       Partnership           June 1994
             AmHealth Ambulatory Services, Inc.           C Corporation         April 1995
             AmHealth Ambulatory Healthcare, Ltd.         Partnership           April 1995
             Brownsville Hyperbaric Healthcare, Ltd.      Partnership           May 1995
             AmHealth Medical Management, Ltd.            Partnership           June 1995

                                                                     (Continued)

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



         On June 24, 1996, pursuant to the terms of a reorganization agreement, the AmHealth Corporations were merged into STAT Healthcare, Inc., and all the general and limited partners of the AmHealth Partnerships (excluding limited partners representing a 25% interest in Brownsville Kidney Center, Ltd.) received STAT Healthcare, Inc. common stock in exchange for their partnership interests in the AmHealth Partnerships. This transaction was accounted for as a pooling of interests. The AmHealth entities were organized into STAT Dialysis Corporation and STAT Management Corporation and their related health care entities. The post-merger entities, including those formed after the merger, are as follows:

                     STAT Dialysis Corporation:
                         Brownsville Kidney Center, Ltd.
                         El Paso Kidney Center, Ltd.
                         Mission Kidney Center
                         McAllen Kidney Center
                         Starr Dialysis Center
                         Weslaco Kidney Center
                     STAT Management Corporation:
                         STAT Management Corporation - McAllen
                         STAT Management Corporation - Corpus Christi
                         STAT Hypberbaric Centers
                     STAT Healthcare, Inc. - San Antonio

         On December 10, 1996, pursuant to the terms of a merger agreement, STAT Health-care, Inc. became a wholly-owned subsidiary of American Medical Response, Inc. Subsequently, on February 18, 1997, American Medical Response, Inc. became a wholly-owned subsidiary of Laidlaw, Inc. The Corporations continued their existing operations within their new parent companies.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The Corporations' combined financial statements have been prepared using the accrual method of accounting. All significant inter-entity balances and transactions have been eliminated in the combined financial statements.

                                                                     (Continued)

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         PATIENT ACCOUNTS RECEIVABLE, NET

         Patient accounts receivable are reduced to an estimated realizable value taking into consideration contractual adjustments mandated by payors (Medicare, Medicaid and private insurers) and expected write-offs of uncollectible accounts. These estimates are based on management judgments and historical experience.

         INVENTORIES

         Inventories, consisting primarily of dialysis and pharmacy supplies, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost and are depreciated using the straight-line depreciation method over the estimated useful lives of the assets by class; minor equipment, 3 years; major equipment, 5 years; improvements, 5 years.

         Equipment under capital lease is stated at the lesser of the present value of the minimum lease payments or the fair value of the leased property at the inception of the lease. Equipment under capital lease is amortized using the straight-line method over the term of the leases which is 4 to 7 years. Buildings and land under capital lease are stated at the fair value of the properties and are amortized using the straight-line method over the term of the leases which is 10 years.

         ORGANIZATION AND START-UP COSTS

         Organization and start-up costs have been capitalized and are being amortized using the straight-line method over five years.

         IMPAIRMENT OF LONG-LIVED ASSETS

         When events or changes in circumstances indicate that the carrying amount of property and equipment, and intangible or other long-lived assets related to specifically acquired assets may not be recoverable, an evaluation of the recoverability of currently recorded costs is performed. When an evaluation is performed, the estimated value of undiscounted future net cash flows associated with the asset is compared to the asset's carrying value to determine if a write-down to fair value is required.

                                                                     (Continued)

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



         INCOME TAXES

         The Corporations utilize the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Prior to consummation of the merger with STAT Healthcare, Inc. (see note 1), each of the AmHealth entities (except AmHealth Ambulatory Services, Inc.) was a partnership or had elected to be treated as an S Corporation. Accordingly, each entity's income or loss was allocated to that entity's shareholders or partners for inclusion in their personal federal income tax returns. No federal income taxes were assessed to any of the entities (except AmHealth Ambulatory Services, Inc.), and accordingly, no provision for federal income taxes for these entities has been reflected in the accompanying combined statements of income prior to consummation of the merger with STAT Healthcare, Inc. AmHealth Ambulatory Services, Inc. began operations in April 1995. Taxable income of this corporation from its date of inception through December 31, 1995 was not material.

         PRO FORMA INCOME TAXES AND PRO FORMA NET INCOME

         Pro forma income taxes are calculated to reflect the effect of income taxes not otherwise payable by the AmHealth entities which were partnerships or S Corporations prior to consummation of the merger with STAT Healthcare, Inc. on June 24, 1996. The pro forma income taxes are based on an effective rate of 37%. Pro forma net income includes the effect of pro forma income taxes.

         NET SERVICE REVENUES

         Net patient service revenue is reported at the net realizable amounts from patients, third-party payors and others for services rendered.

         Amounts reimbursed for services rendered to patients covered under the Medicare and Medicaid programs are generally less than the established billing rates. The Corporations also provide services to beneficiaries of certain other third-party payor programs at amounts less than their established rates based on contractual arrangements. Differences between the established billing rates and amounts reimbursed are contractual adjustments.

         Management services revenue for hospital and home health agency accounts are recorded at the contractually established billing rates.

                                                                     (Continued)

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



         FAIR VALUE OF FINANCIAL INSTRUMENTS

         Methods and assumptions used to estimate the fair value of each class of financial instruments are as follows:

             - Trade accounts receivable, notes receivable and payables The carrying amounts approximate fair value because of the short maturity of these instruments.

             - Notes payable and long-term debt - The carrying amounts approximate fair value because the notes generally have an adjustable interest rate which is updated based on the prime rate.

         RECLASSIFICATIONS

         Certain 1995 amounts have been reclassified to conform with the 1996 presentation.

(3)      NET SERVICE REVENUES

         Gross patient service revenue, based on the Corporations' established rates, and management services revenue during the years ended December 31, 1996 and 1995 are as follows:

                                                                     1996           1995
                                                                     ----           ----
                  Gross patient service revenue                  $ 9,848,000      7,290,000
                  Contractual adjustments                         (1,314,000)      (590,000)
                                                                 -----------      ---------
                             Net patient service revenue           8,534,000      6,700,000
                  Management services revenue                      5,601,000      2,755,000
                                                                 -----------      ---------
                             Net service revenues                $14,135,000      9,455,000
                                                                 ===========      =========

         For the years ended December 31, 1996 and 1995, one management services agreement accounted for 25% and 21%, respectively, of net service revenues.

                                                                     (Continued)

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



(4)      PATIENT ACCOUNTS RECEIVABLE

         Patient accounts receivable at December 31, 1996 and 1995 are as follows:

                                                                     1996          1995
                                                                     ----          ----
                Gross patient accounts receivable                $2,301,000     1,244,000
                Allowance for contractual adjustments              (546,000)     (228,000)
                                                                 ----------     ---------
                Estimated patient accounts receivable             1,755,000     1,016,000
                Allowance for doubtful accounts                    (571,000)      (98,000)
                                                                 ----------     ---------
                        Patient accounts receivable, net         $1,184,000       918,000
                                                                 ==========     =========

(5)      PROPERTY AND EQUIPMENT

         Property and equipment, by major category, at December 31, 1996 and 1995 are as follows:

                                                                           1996          1995
                                                                           ----          ----
                Land and buildings                                      $1,459,000       969,000
                Equipment                                                3,531,000     1,593,000
                Improvements                                               359,000       155,000
                                                                        ----------     ---------
                                                                         5,349,000     2,717,000
                Less accumulated depreciation and amortization          (1,113,000)     (552,000)
                                                                        ----------     ---------
                        Property and equipment, net                     $4,236,000     2,165,000
                                                                        ==========     =========

         Depreciation and amortization of property and equipment charged to operations was $561,000 and $322,000 for the years ended December 31, 1996 and 1995, respectively.

                                                                     (Continued)

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



(6)      LONG-TERM DEBT

         Long-term debt at December 31, 1995 is as follows:

                                                                                            1995
                                                                                            ----
                   Revolving credit payable to bank, due in quarterly
                      installments of $9,375 plus interest through March 1999;
                      interest
                      at prime plus .5%                                                   $122,000
                   Note payable to bank, due October 30,
                      1997, interest at prime plus 1%                                        6,000
                   Note payable to bank, due June 15, 1998;
                      interest at prime plus 1%                                             48,000
                   Note payable to bank, due November 6, 1999;
                      interest at prime plus 1%                                             50,000
                                                                                          --------
                                 Total debt                                                226,000
                   Less current portion                                                    (70,000)
                                                                                          --------
                                 Long-term debt                                           $156,000
                                                                                          ========

         The revolving credit payable to bank and notes payable to bank are secured by the Corporations' accounts receivable, inventories and equipment. Long-term debt was repaid in 1996.

         Cash paid for interest was $273,000 and $179,000 for the years ended December 31, 1996 and 1995, respectively.

         During the year ended December 31, 1996, an affiliate made an advance to the Corporations of $425,000 through direct payments of long-term debt of the Corporations. This noncash financing activity has been excluded from the combined statements of cash flows.

                                                                     (Continued)

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



(7)      LEASE OBLIGATIONS

         Future minimum lease payments under capital leases, together with the present value of the net minimum lease payments, at December 31, 1996 are as follows:

                           1997                                                  $   609,000
                           1998                                                      523,000
                           1999                                                      443,000
                           2000                                                      357,000
                           2001                                                      294,000
                        Later years                                                1,055,000
                                                                                 -----------

                                   Total minimum lease payments                    3,281,000
                           Less amount representing interest                      (1,236,000)
                                                                                 -----------

                                   Present value of net minimum
                                        lease payments                             2,045,000
                           Less current portion                                     (346,000)
                                                                                 -----------

                                   Long-term capital lease obligations           $ 1,699,000
                                                                                 ===========

         Obligations under capital leases incurred for property and equipment were $793,000 and $605,000 during the years ended December 31, 1996 and 1995, respectively. These noncash investing and financing transactions have been excluded from the consolidated statements of cash flows.

         Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

                           1997                                                  $260,000
                           1998                                                   166,000
                           1999                                                   127,000
                           2000                                                    66,000
                                                                                 --------
                                    Total minimum lease payments                 $619,000
                                                                                 ========

         Rental expense under operating leases was $246,000 and $60,000 for the years ended December 31, 1996 and 1995, respectively.

                                                                     (Continued)

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



(8)      INCOME TAXES

         For federal income tax purposes, each of the entities whose financial statements are included in these combined financial statements prior to the consummation of the merger with STAT Healthcare, Inc. on June 24, 1996 (except AmHealth Ambulatory Services, Inc.) is a partnership or has elected to be treated as an S Corporation. Accordingly, each entity's income or loss was allocated to the entity's shareholders or partners for inclusion in their personal federal income tax returns. No federal income taxes will be assessed to any of the entities (except AmHealth Ambulatory Services, Inc.), and accordingly, no provision for federal income taxes for these entities has been reflected in the accompanying combined statements of income for the period prior to consummation of the merger with STAT Healthcare, Inc.

         AmHealth Ambulatory Services, Inc. began operations in April 1995. Taxable income of this corporation from its date of inception through December 31, 1995 was not material.

         Income taxes from the date of merger, June 24, 1996, through December 31, 1996 are as follows:

                                                                          1996
                                                                          ----
                  Federal                                              $ 516,000
                  State                                                   59,000
                                                                       ---------
                            Current income tax expense                   575,000
                            Deferred income tax benefit                 (168,000)
                                                                       ---------
                                    Total income tax expense           $ 407,000
                                                                       =========

                                                                     (Continued)

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



         The actual 1996 income tax expense differs from the amount of income taxes determined by applying the U.S. corporate rate of 34% to income before income taxes as follows:

                                                                            1996
                                                                            ----
                  Computed "expected" tax expense                        $1,030,000
                  Taxes on income earned and reported by
                     shareholders of S corporations and partners
                     of partnerships                                       (778,000)
                  Increase in tax resulting from nondeductible
                     merger expenses                                        113,000
                  Increase in tax resulting from other nondeductible
                     expenses                                                 3,000
                  State tax provision, net of federal benefit                39,000
                                                                         ----------

                            Actual income tax expense                    $  407,000
                                                                         ==========

         The net deferred tax asset of $168,000 at December 31, 1996 is due to allowances on receivables not currently deductible for tax purposes ($194,000) offset by depreciation taken for these purposes in excess of book depreciation ($26,000). No valuation allowance has been provided for the net deferred tax asset at December 31, 1996 as management believes it is more likely than not that such assets will be realized.

(9)      EQUITY/CAPITAL

         The combined financial statements of the Corporations include its eight corporations and two partnerships. The equity/capital account balance by entity at December 31, 1996 is as follows:

                                                                            1996
                                                                           Equity/
                                                                           capital
                                                                           -------
               Brownsville Kidney Center, Ltd.                           $  222,000
               El Paso Kidney Center, Ltd.                                   45,000
               Mission Kidney Center                                        217,000
               McAllen Kidney Center                                        996,000
               Starr Dialysis Center                                         98,000
               Weslaco Kidney Center                                        371,000
               STAT Management Corporation - McAllen                        418,000
               STAT Management Corporation - Corpus Christi                 (33,000)
               STAT Hyperbaric Centers                                      579,000
               STAT Healthcare, Inc. - San Antonio                           26,000
                                                                         ----------

                                                                          2,911,000
                         Elimination of inter-entity balances              (267,000)
                                                                         ----------
                                                                         $2,644,000
                                                                         ==========


                                                                     (Continued)

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



         Disclosure of changes in the separate equity/capital accounts has not been included in the financial statements because, in the opinion of management, such disclosure would not be meaningful.

(10)     COMMITMENTS AND CONTINGENT LIABILITIES

         The Corporations have certain pending and threatened litigation and claims incurred in the ordinary course of business; however, management believes that the probable resolution for such contingencies will not materially affect the liquidity, the financial position, or the results of the Corporations' operations.

         The Corporations have entered into compensation agreements with doctors who serve as medical directors for the dialysis centers and the hyperbaric units. The agreements range in length from three to seven years. Amounts paid under these agreements totaled $150,000 and $134,000 for the years ended December 31, 1996 and 1995, respectively.

         Future payments required under the compensation agreements at December 31, 1996 are as follows:

                           1997                                  $  272,000
                           1998                                     285,000
                           1999                                     331,000
                           2000                                     362,000
                           2001                                     356,000
                        Later years                                 463,000
                                                                 ----------

                                                                 $2,069,000
                                                                 ==========

         All of the agreements allow for renewal at the same or similar terms.

         Effective October 1, 1995, the AmHealth entities established the Employees 401(k) Plan (the Plan). The Plan allows participants with at least one year of prior service to make elective deferrals from 0% to 15% of their compensation. The Plan also allows discretionary matching employer contributions as well as additional discretionary contributions which shall be allocated to each eligible employee in proportion to his or her compensation as a percentage of the compensation of all eligible employees. Employer contributions vest at the rate of 20% per year of service. The Corporations have not elected to make discretionary contributions to the Plan for fiscal years 1996 and 1995.

                                                                     (Continued)

                          STAT DIALYSIS CORPORATION AND
                           STAT MANAGEMENT CORPORATION
                     AND THEIR RELATED HEALTH CARE ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS



(11)     BUSINESS SEGMENTS

         The Corporations operate in two business segments; kidney dialysis services and health care management services. Information by business segment as of and for the years ended December 31, 1996 and 1995 is as follows:

                                                            1996                 1995
                                                            ----                 ----
         Net service revenues:
             Kidney dialysis                           $  8,534,000            6,700,000
             Health care management                       5,601,000            2,755,000
                                                       ------------         ------------
                             Total                     $ 14,135,000            9,455,000
                                                       ============         ============

         Income from operations:
             Kidney dialysis                           $  1,368,000            1,715,000
             Health care management                       2,179,000            1,120,000
             General corporate                             (272,000)             (46,000)
                                                       ------------         ------------
                             Total                     $  3,275,000            2,789,000
                                                       ============         ============

         Identifiable assets:
             Kidney dialysis                           $  5,052,000            3,642,000
             Health care management                       2,532,000              970,000
             General corporate                              216,000              103,000
                                                       ------------         ------------
                             Total                     $  7,800,000            4,715,000
                                                       ============         ============

         Depreciation and amortization:
             Kidney dialysis                           $    447,000              301,000
             Health care management                         152,000               40,000
             General corporate                               13,000                3,000
                                                       ------------         ------------
                             Total                     $    612,000              344,000
                                                       ============         ============

         Capital expenditures:
             Kidney dialysis                           $    494,000              137,000
             Health care management                       1,345,000              282,000
             General corporate                                   --               17,000
                                                       ------------         ------------
                             Total                     $  1,839,000              436,000
                                                       ============         ============

(12)     SUBSEQUENT EVENT

         On December 8, 1997, Laidlaw, Inc. entered into an agreement with Renal Care Group, Inc. (RCG). Under the terms of the agreement, RCG acquired the assets of the Corporations' for cash and common stock of RCG.

                             RENAL CARE GROUP, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                              The Company      Acquisition      Pro Forma
                                                              (Historical)     (Historical)    Adjustments      Combined
                                                               ----------       ----------     -----------     ----------
Assets
Current assets:
           Cash and cash equivalents                            $    8,011       $  1,145       $ (1,145)  a   $    5,011
                                                                                                $ (3,000)  c
           Investments, held to maturity                             6,007              -                           6,007
           Accounts receivable, net                                 37,212          6,466         (2,000)  b       41,678
           Inventories                                               3,475            279                           3,754
           Prepaid Expenses and other current assets                 1,734            108                           1,842
                                                                ----------       --------       --------       ----------
Total current assets                                                56,439          7,998         (6,145)          58,292

Property and equipment, net                                         52,906          5,927                  c       58,833
Goodwill, net                                                       54,203         26,210         52,825          107,028
                                                                                                 (26,210)  a
Intangible assets, net                                               7,410                                          7,410
Other long term assets                                                 972              -                             972
                                                                ----------       --------       --------       ----------
Total assets                                                    $  171,930       $ 40,135       $20,470       $   232,535
                                                                ==========       ========       ========       ==========


Liabilities and stockholders' equity Current liabilities:

           Accounts payable                                     $    5,761       $     19       $              $    5,780
           Accrued wages and benefits                                9,415          2,365                          11,780
           Due to third party payors                                 6,269              -                           6,269
           Due to related parties                                                  24,012        (24,012)  a            -
           Accrued expenses and other current liabilities           10,381            108                          10,489
           Income taxes payable                                      1,272              -                           1,272
                                                                ----------       --------       --------       ----------
Total current liabilities                                           33,098         26,504        (24,012)          35,590

Minority interest                                                   14,276                                         14,276

Long Term Debt                                                       6,151          3,849                          10,000

Deferred income taxes                                                1,571            350                           1,921
                                                                ----------       --------       --------       ----------
Total liabilities                                                   55,096         30,703        (24,012)          61,787

Stockholders' equity

           Common stock                                                227              -             21    c         248
           Additional paid-in capital                               98,885              -         51,237    c     150,122
           Retained earnings                                        17,722          9,432         (6,776)   b      20,378
                                                                ----------       --------       --------       ----------
Total stockholders' equity                                         116,834          9,432         44,482          170,748
                                                                ----------       --------       --------       ----------
Total liabilities and stockholders' equity                      $  171,930       $ 40,135       $ 20,470       $  232,535
                                                                ==========       ========       ========       ==========


                             RENAL CARE GROUP, INC.
               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET


1.  Basis of Presentation

         The Unaudited Pro Forma Combined Balance Sheet of Renal Care Group, Inc. as of September 30, 1997 gives effect to the acquisition of STAT Dialysis Corporation and STAT Management Corporation and Their Related Healthcare Entities ("STAT") as if such acquisition was consummated on January 1, 1996. The Pro Forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired and liabilities assumed. The actual adjustments, which will be based on valuations of fair value as of the date of acquisition, may differ from those made herein.

2.  Pro Forma Adjustments

          (a)  To reflect assets and liabilities not acquired by the Company

          (b)  To record patient accounts receivable at net realizable value

          (c)  To record the acquisition as follows:

                  Purchase Price                                        54,258
                  Net Book Value of Assets Acquired                        901
                                                                        ------

                  Purchase Price allocated to intangible assets         53,357
                                                                        ======

         The purchase price of the acquisition, including working capital acquired, will be paid with cash of $3,000 and stock of $51,258.

                             RENAL CARE GROUP, INC.
                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)


                                                          The Company       Acquisition          Pro Forma
                                                          (Historical)      (Historical)        Adjustments      Combined
                                                           ----------        ----------         -----------      ---------
Net Revenue                                                $ 151,813          $  21,480             (2,000) d    $ 171,293
Operating costs and expenses:
           Patient care costs                                104,037              7,800                            111,837
           General and administrative expenses                15,599              6,327                             21,926
           Provision for doubtful accounts                     3,436                -                                3,436
           Depreciation and amortization                       6,343              1,187                657  a        8,187
           Merger expenses                                       300                -                                  300
                                                           ---------          ---------                          ---------

Total operating costs and expenses                           129,715             15,314                            145,686
                                                           ---------          ---------                          ---------

Income from operations                                        22,098              6,166                             25,607

Interest, net                                                    591               (309)              (155)  b         127
                                                           ---------          ---------                          ---------

Income before minority interest
    and income taxes                                          22,689              5,857                             25,734

Minority interest                                                508                -                                  508

                                                           ---------          ---------                          ---------
Income before income taxes                                    22,181              5,857                             25,226

Provision for income taxes                                     8,242              2,176             (1,045)  c       9,373
                                                           ---------          ---------                          ---------
Net Income                                                 $  13,939          $   3,681                          $  15,853
                                                           =========          =========                          =========

Earnings per Share                                         $    0.60                                             $    0.62
                                                           =========                                             =========

Weighted average shares outstanding                           23,310                                 2,135   e      25,445
                                                           =========                                ======       =========

                             RENAL CARE GROUP, INC.
             NOTES TO UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

1.  Basis of Presentation

         The Unaudited Pro Forma Combined Income Statement for the nine months ended September 30, 1997 gives effect to the acquisition by the Company of STAT as if the acquisition was consummated on January 1, 1996.

         The pro forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired, liabilities assumed and common stock issued. The actual adjustments, which will be based on valuations of fair value as of the date of acquisition, may differ from those made herein.

         Earnings per share and weighted average shares outstanding for the nine months ended September 30, 1997 assume that any shares issued in connection with the acquisition were outstanding for the period presented.

2.  Pro Forma Adjustments

          (a) To adjust amortization of goodwill from the acquisition on a straight-line basis over 35 years.

          (b) To record interest expense as a result of the cash portion of the purchase price.

          (c) To record income taxes as a result of the earnings from the acquisition.

          (d)  To record patient accounts receivable at net realizable value.

          (e) Earnings per share and weighted average shares outstanding assume that all shares issued in connection with the acquisition were outstanding for the period presented.